================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Inprise Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                               [LOGO OF INPRISE]

                               ----------------

                   Notice of Annual Meeting of Stockholders

                               ----------------

TO OUR STOCKHOLDERS:

 WHAT:  Our Annual Meeting of Stockholders for Calendar Year 1999

 WHEN:  June 4, 1999 at 10:00 a.m., local time

 WHERE: Inprise Corporation
        100 Enterprise Way
        Scotts Valley, California

 WHY:   At this meeting, we plan to:

     1. Elect two Class I directors to serve on the Board of Directors for a three-year term expiring upon the election of directors at the 2002 Annual Meeting of Stockholders.

     2. Approve an amendment to the Inprise Corporation 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares.

     3. Approve the Inprise Corporation 1999 Employee Stock Purchase Plan, including the reservation of 800,000 shares of Common Stock thereunder.

     4. Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for Inprise for the calendar year ending December 31, 1999.

     5. Transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

   Only stockholders of record at the close of business on April 10, 1999 will receive notice of the Annual Meeting and be eligible to vote at the meeting.

   Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we urge you to promptly sign, date and return the enclosed proxy card to ensure you are represented at the Annual Meeting.

Please vote as soon as possible. We have enclosed a postage-prepaid envelope for your convenience so you can return the enclosed Proxy card. Please note:
Any stockholder attending the Annual Meeting may vote in person, even though you previously returned a proxy card.

                                          By Order of the Board of Directors

                                          /s/ Joanne M. Butler
                                          JOANNE M. BUTLER
                                          Vice President, General Counsel and
                                           Secretary

Scotts Valley, California
May 10, 1999

                              INPRISE CORPORATION
                              100 Enterprise Way
                            Scotts Valley, CA 95066
                                (831) 431-1000

                               ----------------

                                PROXY STATEMENT

                               ----------------

   The Board of Directors (the "Board") of Inprise Corporation, a Delaware corporation ("Inprise" or the "Company"), seeks your Proxy for use in voting at the annual meeting of stockholders to be held at the Company's headquarters at 100 Enterprise Way, Scotts Valley, California on Friday, June 4, 1999, at 10:00 a.m. local time or any postponements or adjournments thereof (the "Annual Meeting"). Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of common stock, par value $0.01 per share, of the Company ("Common Stock") and beneficial owners of Series B Convertible Preferred Stock of the Company (the "Series B Preferred Stock") held in their names. This Proxy Statement and the accompanying form of proxy will be mailed on or about May 10, 1999, together with the Company's Annual Report to Stockholders for the calendar year ended December 31, 1998, to all holders of Common Stock and Series B Preferred Stock entitled to vote at the Annual Meeting. Inprise will pay for this solicitation. We have retained Georgeson & Company Inc. for approximately $25,000, plus out-of-pocket expenses, to help distribute proxy materials and secure votes. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses in sending solicitation material to beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, telecopy, internet and personal solicitation by directors, officers or other regular employees of the Company.

   The Board recommends a vote FOR the election of Management's nominees to the Board; FOR the amendment to the Inprise Corporation 1997 Stock Option Plan; FOR the approval of the Inprise Corporation 1999 Employee Stock Purchase Plan; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors. The shares represented by your Proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in accordance with the recommendations of the Board.

VOTING AND SOLICITATION

   Stockholders of record as of the close of business on April 10, 1999 (the "Record Date"), will receive notice of, and may vote at the Annual Meeting. Eligible stockholders may vote by submission of the enclosed Proxy card or by attending the Annual Meeting and voting in person.

   If your Inprise shares are held in "street name," only your broker or bank can vote such shares. If your Inprise shares are held in street name, deliver the enclosed Proxy card to your broker or bank and contact the person responsible for your account to vote on your behalf and to submit a properly executed Proxy card on your behalf.
   If you have any questions or need assistance in voting your shares, please call:

                           GEORGESON & COMPANY INC.
                               Wall Street Plaza
                           New York, New York 10005
                Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll Free: 1-800-223-2064

   There were 47,204,909 shares of our Common Stock and 738 shares of our Series B Preferred Stock issued and outstanding on the Record Date. See the section titled "Security Ownership of Certain Beneficial Owners and Management" below on page 27 for information about owners of more than 5% of our outstanding Common Stock.

   On each proposal that will come before the Annual Meeting, each share of Common Stock is entitled to one vote and each share of Series B Preferred Stock is entitled to 16,667 votes. A majority of the votes represented by outstanding shares of Common Stock and Series B Preferred Stock will constitute a quorum at the Annual Meeting (the "Quorum"). Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter together with broker non-votes are treated as being present at the Annual Meeting for purposes of establishing the Quorum.

REVOKING YOUR PROXY

   Any Proxy may be revoked at any time before it is actually voted at the Annual Meeting. You may revoke your Proxy by doing one of the following:

  . File a written notice of revocation, dated later than the Proxy, before the vote is taken at the Annual Meeting.

  .  Execute a later dated Proxy before the vote is taken at the Annual
     Meeting.

  . Vote in person at the Annual Meeting (your attendance at the Annual Meeting, in and of itself, will not revoke the earlier Proxy).

   Any written notice of revocation, or later dated Proxy, should be delivered to:

     Inprise Corporation
     100 Enterprise Way
     Scotts Valley, CA 95060
     Attention: Secretary

   Alternatively, you may hand deliver a written revocation notice, or a later dated Proxy, to our Secretary at the Annual Meeting before we begin voting.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE YEAR 2000 ANNUAL MEETING

   Stockholders of the Company who wish to present proper proposals intended to be included in our Calendar Year 2000 Proxy Statement and presented at Inprise's Year 2000 Annual Meeting must submit their proposals in writing to the Secretary of the Company. Such proposals must be received no later than January 11, 2000, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in order to be included in the proxy statement and form of proxy relating to that meeting. In order for a stockholder proposal made outside of Rule 14a-8 to be timely within the meaning of Rule 14a-4(c) of the Exchange Act, a stockholder's notice must be delivered to or mailed to the Secretary of the Company not less than thirty (30) days prior to the Year 2000 Annual Meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of such annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of such annual meeting was mailed or such public disclosure was made. To be in proper written form pursuant to the Company's By-Laws, a stockholder's notice to the Secretary of the Company shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

OVERVIEW

   The Board is divided into three classes. One class of directors is elected each year for a three-year term. Management's nominees for Class I directors are C. Robert Coates and Stephen J. Lewis. The Class I directors elected in 1999 will serve for a term of three years, which term expires upon the election of directors at the Company's 2002 Annual Meeting of Stockholders. It is intended that the persons named as Proxies will vote for Messrs. Coates and Lewis for election to the Board.

   Mr. Coates and Mr. Lewis are at present available for election. However, if either or both nominee(s) should for any reason be unable or unwilling to serve, the Proxies will be voted for such substitute nominee(s) as management may designate.

   If the named nominees are elected by the Company's stockholders at the Annual Meeting, the Board will consist of seven directors, of whom six, Messrs. Coates, Heller, Hooper, Lewis, Miller and Saal, have principal occupations outside the Company. George Hara, who has served as a director of Inprise since 1990, is retiring as a director and is not standing for reelection at the Annual Meeting.

   On April 13, 1999, C. Robert Coates, who beneficially owns approximately 6.3% of the Company's outstanding shares of Common Stock, submitted a notice to the Company in which he nominated himself to stand for election as a director for election at the Annual Meeting. Previously, Management Insights, Inc. ("MII"), a privately-held company controlled by Mr. Coates, submitted to the Company a stockholder proposal (the "Stockholder Proposal") pursuant to Rule 14a-8 under the Exchange Act.

   On May 7, 1999, following discussions between representatives of the Company and Mr. Coates, the Company entered into an agreement (the "Agreement") with Mr. Coates and MII (together, the "Coates Group"). Pursuant to the Agreement, the Company and the Coates Group agreed to support for election to the Board at the Annual Meeting the slate of Board nominees including Mr. Coates. The Coates Group also agreed to withdraw the Stockholder Proposal and to vote all shares owned by them in favor of the election of each of the agreed-upon nominees at the Annual Meeting and in favor of each of the other matters being voted on at the Annual Meeting. The Coates Group also agreed to support and vote all their shares in favor of each of the persons nominated by the Board to stand for election as directors at the Company's 2000 Annual Meeting of Stockholders.

   Under the Agreement, the Coates Group agreed to certain restrictions for the period commencing on May 7, 1999 and ending after the Company's 2000 Annual Meeting. The restrictions provide, among other things, that, without the prior written consent of a majority of the members of the Board other than Mr. Coates, the Coates Group will not, and will cause their respective affiliates and associates not to, (i) engage, or in any way participate in any solicitation of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any person with respect to the voting of any voting securities of the Company, initiate, propose or otherwise solicit stockholders of the Company for the approval of stockholder proposals or induce or attempt to induce any other person to initiate a stockholder proposal; (ii) form, join or in any way participate in any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company other than with existing members of the Coates Group; (iii) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, Board or policies of the Company; (iv) seek, alone or in concert with others, representation on the Board or the removal of any member of the Board; (v) make any publicly disclosed proposal or enter into any discussion regarding any of the foregoing, or make any proposal, statement or inquiry, or disclose any intention, plan or arrangement inconsistent with the foregoing, or make or disclose any request to waive or terminate any provision of the Agreement; or (vi) take any action inconsistent with the foregoing. The Agreement also provides that the foregoing restrictions do not prohibit or limit Mr. Coates from engaging in lawful acts in his fiduciary capacity as a director.

REQUIRED VOTE

   The plurality of the votes represented by outstanding shares of Common Stock and Series B Convertible Preferred Stock, treated as a single class on an as-if-converted basis, present or represented by Proxy and entitled to vote at the Annual Meeting, will be required to elect Messrs. Coates and Lewis. Abstentions and broker non-votes will have no effect on the vote.

BIOGRAPHICAL INFORMATION

   Certain biographical information about the Company's directors and director-nominees is set forth below:

                         CLASS I NOMINEES FOR ELECTION

C. Robert Coates                                                          Age 55

Mr. Coates is the founder and since 1980 has been the Chief Executive Officer and President of Management Insights, Inc., a tax consulting firm specializing in tax credits and incentives. Mr. Coates also serves on the board of directors for Junior Achievement.

Stephen J. Lewis                Director Since 1993                       Age 41

Mr. Lewis is the CEO of All Bases Covered, an information technology consulting company serving the needs of small business. From 1994 to 1998, Mr. Lewis was the Managing Director of Generation Ventures, a China focused venture capital firm. From 1993 to 1994, Mr. Lewis was a managing director of SCM International Ltd., an international investment bank.

    Class II Directors Serving a Three-Year Term Expiring at the 2000 Annual
                                    Meeting

Dale Fuller               Officer and Director Since 1999                 Age 40

Mr. Fuller joined Inprise in April 1999 as President and Chief Executive Officer. Prior to joining Inprise, Mr. Fuller was a private investor from 1998 to 1999. From 1996 to 1998 Mr. Fuller served as Chief Executive Officer at WhoWhere? Inc., a leading Internet site. From 1995 to 1996 Mr. Fuller served as General Manager and Vice President of the PowerBooks Division at Apple Computer, a personal computer manufacturer. Prior to joining Apple Computer, Mr. Fuller served as General Manager and Vice President of the Portables Division at NEC, a personal computer manufacturer, from 1993 to 1995.

William Hooper                  Director Since 1999                       Age 43

Mr. Hooper has been the President of the Woodside Hotels & Resorts Group Services Corporation, Monterey Plaza Hotel Corporation, and Hillsdale Park Hotel Corporation, since 1993. Mr. Hooper also serves on the board of directors for several non-profit organizations.

   Class III Directors Serving a Three-Year Term Expiring at the 2001 Annual
                                    Meeting

David Heller                    Director Since 1984                       Age 54

Mr. Heller is a founder and has served as a director and the President since 1982, of Pacific Technology Capital Corporation, a corporate finance advisory firm. Mr. Heller also serves as a director of America West Golf Manufacturing, Inc., a golf club manufacturing company, and Intelliseek Corporation, an Internet software company.

William F. Miller               Director Since 1996                       Age 73

Dr. Miller has been the Herbert Hoover Professor Emeritus, Graduate School of Business, Stanford University since 1997 and President Emeritus of SRI International since 1990. He has also been the Professor Emeritus of Computer Science, School of Engineering, Stanford University since 1997. In 1990, Dr. Miller retired after 11 years as President and CEO of SRI International. Until recently he served on the board of directors of Wells Fargo Bank and Co., Varian Associates, Pacific Gas and Electric Company, First Interstate Bancorp, and Fireman's Fund Insurance Company. Dr. Miller serves on the board of directors of Sentius Corporation and Women.com, several other private companies and Commerce Net and Institute For Research on Learning, non-profit organizations.

Harry J. Saal                   Director Since 1996                       Age 54

From 1995 to 1998 Dr. Saal served as a director of Network Associates, a network management and analysis company. In 1986, Dr. Saal founded Network General Corporation and was chairman of Network General Corporation prior to its acquisition by McAffee Associates in December 1997. From 1993 through 1995, Dr. Saal served as President and CEO of Smart Valley, Inc., a non-profit organization. Dr. Saal is also chairman of Imaging Technologies Corporation, a designer of controllers for laser printers and related devices. Dr. Saal also serves on the board of directors of several non-profit organizations.

DIRECTOR COMPENSATION

   Inprise paid fees to each non-employee director of the Company serving on the Board during 1998. Fees paid to non-employee directors of the Company include an annual retainer of $24,000, plus $1,000 for attendance at each meeting of the Board and for each meeting of a committee of the Board on which each non-employee director serves. In addition, the Company reimbursed non-employee directors for their expenses in connection with their service on the Board. Employee-directors receive no compensation for their services on the Board.

   Non-employee directors also participate in the Company's 1997 Stock Option Plan, which provides options to purchase 30,000 shares of Common Stock as of the date an individual becomes a non-employee director. In addition, at every annual meeting of the stockholders of the Company each then-serving non-employee director will receive an option to purchase 7,500 shares. All options granted under the Company's 1997 Stock Option Plan have a ten-year term and an exercise price equal to 100% of the fair market value of the underlying stock on the date of grant. These options may not be exercised until the non-employee director has served as a member of the Board for one year from the date such option is granted.

   On June 5, 1998, options were granted to each of Messrs. Hara, Heller, Lewis, Miller and Saal to purchase 7,500 shares of the Company's Common Stock at an exercise price of $8.375 per share, the fair market value of the Company's Common Stock on the date of the grant.

CALENDAR YEAR 1998 MEETINGS

   Board of Directors/Regular...............    6
   Board of Directors/Special...............    2
   Special Committee........................    4
   Audit Committee..........................    4
   Organization and Compensation Committee..    7
   Executive Committee......................    0

COMMITTEE MEMBERSHIPS

   Directors Stephen Lewis and William Miller serve on the Special Committee.

   Directors George Hara, Stephen Lewis and David Heller serve on the Audit Committee.

   Directors Stephen Lewis and David Heller serve on the Organization and Compensation Committee.

   Directors Stephen Lewis, William Miller and David Heller serve on the Executive Committee.

COMMITTEE RESPONSIBILITIES

 Special Committee

     Reviews and investigates certain business matters on behalf of the Board.

 Audit Committee

     Recommends the independent auditors to the Board.

     Meets with the independent auditors, with and without the presence of Inprise's management, to review and discuss various matters including Inprise's financial statements, the report of the independent auditors on the results, scope and approach of their work, and their recommendations concerning the Company's financial practices and procedures.

 Organization and Compensation Committee

     Administers Inprise's stock option and stock purchase plans, approves salaries, bonuses and other compensation arrangements for Inprise's officers.

     Approves loans to or loan guarantees for the Inprise officers and employees.

 Executive Committee

     Has the authority to take all actions with full power of the Board except as specifically limited by law.

   Inprise does not have a standing Nominating Committee.

   No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board which such director was eligible to attend during the calendar year and (ii) the total number of meetings held by any committee of the Board upon which such director served.

                                RECOMMENDATION

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                           ELECTION OF ITS NOMINEES.

                                  PROPOSAL 2

           APPROVAL OF ADDITIONAL SHARES FOR THE INPRISE CORPORATION
                            1997 STOCK OPTION PLAN

PLAN OVERVIEW

   The Inprise Corporation 1997 Stock Option Plan (the "Option Plan") provides for the grant of stock options to employees, directors and consultants of the Company (the "stock options"). Inprise believes that its ability to offer stock options is an important factor in attracting, retaining and motivating employees and other service providers in a competitive marketplace.

   A stock option enables its recipient (an "optionee") to purchase a specified number of shares of Common Stock at a price determined at the time the stock option is granted. If the Company's stock price increases, the optionee may benefit by "exercising" the stock option to purchase shares of Common Stock at the fixed price and selling them at the higher market price. Stock options are often said to align the optionees' interests with those of the stockholders because they are intended to motivate optionees to act in ways that increase the value of the Common Stock. In addition, because stock options typically become exercisable in periodic installments over a number of years of continued service, they provide optionees with an incentive to continue to provide services to the Company.

   The Option Plan enables Inprise to grant stock options on a discretionary basis to employees, directors and consultants of the Company. It also establishes a program of periodic, automatic grants of stock options to the non-employee members of the Board. The key terms of these non-employee director options are specified by the Option Plan and are non-discretionary. Stock options granted under the Option Plan may be incentive stock options governed by Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or nonstatutory stock options. See the section titled "Federal Income Tax Information."

PROPOSED AMENDMENT

   To ensure that the Company will continue to have a reasonable number of shares available for future stock option grants, the Board has adopted an amendment to the Option Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Option Plan by 1,500,000 shares. Inprise now seeks stockholder approval of this amendment.

   As of March 31, 1999, there were 1,247,054 shares of Common Stock available for future grants under the Option Plan, not including the shares subject to this proposal. The Board believes that this number will not be sufficient to meet the Company's anticipated needs.

REQUIRED VOTE

   The majority of the votes represented by outstanding shares of Common Stock and Series B Preferred Stock, treated as a single class on an as-if-converted basis, present or represented by Proxy and entitled to be voted at the Annual Meeting, is required for approval of this proposal. Abstentions shall have the same effect as a negative vote and broker non-votes shall have no effect on the outcome of the vote.

DESCRIPTION OF OPTION PLAN

   The following summary is qualified by the specific language of the Option Plan, a copy of which is available to any stockholder of the Company upon written request to the Secretary of the Company at the Company's principal executive offices.

 Shares Authorized

   Stockholders of the Company have previously authorized the issuance of a maximum of 5,700,000 shares of Common Stock under the Option Plan. If this proposal is approved by the stockholders of the Company, the maximum aggregate number of shares of Common Stock that could be issued under the Option Plan will be increased to 7,200,000 shares, of which 4,452,946 shares have been issued upon the exercise of or remain subject to previously granted options.

   To enable Inprise to deduct in full, for United States federal income tax purposes, the compensation recognized by certain executive officers in connection with stock options granted under the Option Plan, the Option Plan is intended to qualify such compensation as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. To comply with Section 162(m), the Option Plan limits the number of shares for which stock options may be granted to any employee in any fiscal year. No employee may be granted options for more than 1,000,000 shares in any fiscal year, except that Inprise may make an additional, one-time stock option grant to any newly-hired employee for up to 2,000,000 shares (the "Grant Limits"). Appropriate adjustments will be made to the shares subject to the Option Plan, the Grant Limits, the automatic, non-employee director grants discussed below and to outstanding stock options upon any stock split or other change in the capital structure of Inprise. If any outstanding stock option expires or if option shares are repurchased by Inprise, the expired or repurchased shares will be returned to the Option Plan and will again become available for grant.

 Plan Administration

   The Option Plan is currently administered by the Organization and Compensation Committee of the Board (the "Committee"). Subject to the Option Plan's provisions, the Committee determines the persons to whom stock options are granted and all of their terms.

   The Board may delegate to an officer the authority to grant stock options for not more than 250,000 shares in any fiscal year to any eligible person who is not an Inprise officer or director. Any such grant must comply with guidelines established by the Board. The Committee or the Board will interpret the Option Plan, and their determinations are final and binding. With certain limitations, the Option Plan provides for indemnification of any director, officer or employee of the Company against all reasonable expenses, including attorneys' fees, incurred in any legal action arising from that person's actions in administering the Option Plan.

 Eligibility

   Stock options may be granted to employees, directors and consultants of Inprise or any parent or subsidiary corporation of Inprise. Stock options may also be granted to prospective service providers in connection with written employment offers, provided that they may not purchase shares before their service starts. While any eligible person may be granted a nonstatutory stock option, only employees of the Company or any parent or subsidiary corporation of Inprise may be granted incentive stock options.

   As of April 30, 1999, Inprise had approximately 803 employees, including 6 executive officers, 6 directors and 27 consultants who were eligible for grants under the Option Plan.

 Terms of Discretionary Options

   The terms of each stock option are specified in a written agreement between Inprise and the optionee. The per share exercise price of incentive stock options must generally be at least equal to the fair market value of a share of Common Stock on the date of grant. The per share exercise price of nonstatutory stock options must be at least equal to 85% of such fair market value. On April 30, 1999, the closing price of the Common Stock, as reported on the Nasdaq National Market, was $4.0312 per share.

   Optionees generally may pay the exercise price of their stock options in cash or in cash equivalent, by assigning to Inprise the proceeds of a sale or loan with respect to some or all of the shares being purchased, or, if legally permitted, by delivering to Inprise other shares of Common Stock having a fair market value not less than the aggregate exercise price, or by any combination of the foregoing. The Option Plan authorizes the Organization and Compensation Committee to permit other lawful forms of payment or to restrict the forms of payment permitted. Optionees must make adequate provision for any federal, state, local or foreign tax withholding required before they may exercise their stock options.

   Stock options become exercisable at such time or times and are subject to such conditions as the Committee may determine. However, the maximum term of an incentive stock option is generally ten years. Unless an optionee's service is terminated for cause, in which case his or her stock options will terminate and cease to be exerciseable, his or her option generally will remain exercisable for a period of three months following termination of service. If an optionee dies or becomes disabled, his or her stock option generally will remain exercisable for a period of 12 months following termination of service. In any event, the option must be exercised before its expiration date.

   Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory stock options may be assigned or transferred if permitted by the Committee.

 Terms of Automatic, Non-employee Director Stock Options

   The Option Plan provides for the nondiscretionary, automatic grant of stock options to directors who, at the time of grant, are not employees of Inprise. Upon first joining the Board, non-employee directors receive options to purchase 30,000 shares of Common Stock (an "Initial Option"). On the date of each subsequent annual meeting of the stockholders, non-employee directors remaining in office are granted options to purchase 7,500 shares of Common Stock (an "Annual Option"). All non-employee directors' stock options have a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant.

   Initial Options become exercisable in full on their first anniversary of the date of grant, while Annual Options become exercisable in full on the day preceding the first annual meeting of the stockholders following the date of grant. Non-employee director stock options generally remain exercisable for a period of six months following the director's termination of service. However, if a director dies or becomes disabled, his or her non-employee director stock option remains exercisable for a period of twelve months following such termination of service. In any event, the option must be exercised before its expiration date. Non-employee director stock options expire ten years after grant.

 Change In Control

   In the event of a merger of Inprise into another corporation or another "change in control" transaction as described in the Option Plan, the surviving corporation or its parent may assume Inprise's rights and obligations under outstanding stock options or substitute substantially equivalent options. The Option Plan authorizes the Committee to provide in any option agreement for acceleration of exercisability upon such circumstances in connection with a change in control as the Committee determines. Outstanding stock options not assumed, replaced or exercised before a change in control will generally terminate.

 Termination or Amendment

   The Option Plan will continue until terminated by the Committee or all shares available for issuance under the Option Plan have been issued. However, all incentive stock options must be granted within ten years of the date on which the Board adopted the Option Plan. The Committee may terminate or amend the Option Plan at any time, except that, without stockholder approval, the Committee may not amend the Option Plan to increase the total number of shares of Common Stock issuable, change the class of persons eligible to receive incentive stock options, or effect any other change that requires stockholder approval under any applicable law. No termination or amendment may adversely affect an outstanding stock option without the consent of the optionee, unless the amendment is required to preserve the stock option's status as an incentive stock option or is necessary to comply with any applicable law.

FEDERAL INCOME TAX INFORMATION

   The following summary is intended only as a general guide as to the United States federal income tax consequences of Option Plan participation and does not attempt to describe all possible federal or other tax consequences.

 Incentive Stock Options

   An optionee generally recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code. Optionees who neither dispose of their shares within two years after the option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of the shares within two years after the option grant date or within one year after the exercise date (a "disqualifying disposition"), then generally the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be treated as a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be treated as a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

   Generally, the difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment item in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

 Nonstatutory Stock Options

   An optionee generally recognizes no taxable income as the result of the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee of the Company, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

AMENDED PLAN BENEFITS AND ADDITIONAL INFORMATION

   With the exception of the automatic grant of stock options to non-employee directors, future grants under the Option Plan will be made at the discretion of the Committee, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Common Stock on future dates and the exercise decisions made by the optionees. Consequently, it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the Option Plan.

   The following table sets forth the non-discretionary grants of stock options that will be received under the Option Plan during calendar year 1999 by each of the persons and groups indicated, provided that, in the case of all current directors who are not executive officers, as a group, all such persons remain directors.

                             Amended Plan Benefits

                                                                            No. Shares
                                                                       Underlying Options to
                    Name                            Position            Be Granted in 1999
                    ----                            --------           ---------------------
 Delbert W. Yocam.......................... Former Chairman of the
                                            Board and former Chief
                                            Executive Officer                      0
 Hobart McK. Birmingham.................... Chief Administrative
                                            Officer                                0
 Kathleen M. Fisher........................ Former Vice President.,
                                            Finance and former Chief
                                            Financial Officer                      0
 John Floisand............................. President, borland.com
                                            division                               0
 Richard A. LeFaivre....................... Former Senior Vice
                                            President, Research and
                                            Development                            0
 Executive Group (6 persons)...............                                        0
 Non-Executive Director Group (6 persons)..                                   45,000
 Non-Executive Officer Employee Group
  (803 persons)............................                                        0

   The numbers of shares of Common Stock subject to options granted to certain persons under the Option Plan since its inception are as follows: Messrs. Yocam, Birmingham, Fisher, Floisand, and LeFaivre were granted options to purchase 1,019,578 shares, 140,000 shares, 115,000 shares, 195,000 shares and 170,000 shares, respectively; all current executive officers as a group were granted options to purchase an aggregate of 963,000 shares; all current directors who are not executive officers as a group were granted options to purchase an aggregate of 62,500 shares; Messrs. Hara, Heller, Miller, Lewis and Saal were each granted options to purchase 7,500 shares; and all employees, including all officers who are not executive officers, as a group were granted options to purchase an aggregate of 2,588,447 shares. Since the inception of the Option Plan, no option has been granted to any associate of any current director who is not an executive officer, of any nominee or of any executive officer, and no person other than those individuals set forth above was granted five percent or more of the total amount of options granted under the Option Plan since its inception.

                                RECOMMENDATION

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF ADDITIONAL SHARES
               TO THE INPRISE CORPORATION 1997 STOCK OPTION PLAN

                                  PROPOSAL 3

                       APPROVAL OF INPRISE CORPORATION'S

                       1999 EMPLOYEE STOCK PURCHASE PLAN

PLAN OVERVIEW

   The Inprise Corporation 1999 Employee Stock Purchase Plan (the "Purchase Plan") is intended to provide employees of the Company with an opportunity to purchase shares of Common Stock through payroll deductions. Inprise believes that its continued ability to provide this purchase opportunity assists the Company in attracting, retaining and motivating qualified employees.

   The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Each participant in the Purchase Plan may purchase through accumulated payroll deductions up to a number of shares of Common Stock determined on the first day of the offering under the plan in which he or she is participating. A participant automatically purchases shares on each purchase date under the Purchase Plan until he or she withdraws from the plan or ceases to be eligible to participate.

PROPOSED APPROVAL OF PURCHASE PLAN

   The stockholders are being asked to approve the Purchase Plan to replace the Company's 1997 Employee Stock Purchase Plan (the "Prior Plan"). As of April 30, 1999, a total of 201,636 shares of Common Stock remained available for purchase under the Prior Plan. The Board has determined that very few, if any, shares will remain available for future purchase under the Prior Plan after the purchase date scheduled to occur on May 31, 1999. Therefore, the Board has elected to cancel all offerings that would commence under the Prior Plan after May 31, 1999 and instead to seek stockholder approval of the new Purchase Plan. In order to continue to provide the Company's employees with a stock purchase opportunity, the Purchase Plan authorizes the sale of up to 800,000 shares of Common Stock.

REQUIRED VOTE

   The majority of the votes represented by outstanding shares of Common Stock and Series B Preferred Stock, treated as a single class on an as-if-converted basis, present or represented by proxy and entitled to be voted at the Annual Meeting, is required for approval of this proposal. Abstentions shall have the same effect as a negative vote and broker non-votes shall have no effect on the outcome of the vote.

DESCRIPTION OF PURCHASE PLAN

   The following summary is qualified by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon written request to the Secretary of the Company at the Company's principal executive offices.

 Shares Authorized

   A maximum of 800,000 shares of Common Stock may be issued under the Purchase Plan. Appropriate adjustments will be made to the shares of Common Stock subject to the Purchase Plan and to outstanding purchase rights upon any stock split or other change in the capital structure of Inprise. If any purchase right expires, the expired shares will be returned to the Purchase Plan and again become available for sale.

 Plan Administration

   The Purchase Plan will be administered by the Organization and Compensation Committee of the Board. Subject to the Purchase Plan's provisions, the Committee determines the terms of purchase rights granted under the Purchase Plan. The Committee or the Board will interpret the Purchase Plan, and their determinations are final and binding. With certain limitations, the Purchase Plan provides for indemnification of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in any legal action arising from that person's actions in administering the Purchase Plan.

 Eligibility

   Any employee of Inprise or of any parent or subsidiary corporation of Inprise designated by the Committee for inclusion in the Purchase Plan is eligible to participate so long as the employee is regularly employed for at least 20 hours per week and more than five months per calendar year. However, a person who owns or holds options to acquire, or as a result of participation in the Purchase Plan would own rights to acquire, five percent or more of the total combined voting power or value of all classes of stock of Inprise or of any parent or subsidiary corporation of Inprise may not participate in the Purchase Plan. As of April 30, 1999, Inprise had approximately 803 employees, including 6 executive officers who were eligible to participate in the Purchase Plan.

 Offerings

   Opportunities to purchase shares under the Purchase Plan normally will be provided through two series of offerings. A twelve-month "Annual Offering Period" generally begins on or about December 1 of each year, and a six-month "Half-Year Offering Period" generally begins on or about June 1 of each year. An employee may not participate simultaneously in more than one offering under the Purchase Plan. Generally, each Annual Offering Period has two purchase dates, occurring on or about the last days of May and November of each year, while each Half-Year Offering Period has a single purchase date, occurring on or about the last day of November of each year. Provided that the Purchase Plan is approved by the stockholders at the Annual Meeting, the Committee intends to commence an initial offering on or about July 1, 1999, having a single purchase date on or about November 30, 1999 (the "Initial Offering Period"). The Committee is authorized to establish a different term for one or more offerings or different offering commencement or purchase dates, provided that no offering may have a term exceeding 27 months.

 Participation and Purchase of Shares

   Participation in an offering under the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the first day of the offering (the "Offering Date"). Payroll deductions may not exceed 15% (or such other rate as the Organization and Compensation Committee may determine) of an employee's compensation on any payday during the offering. An employee who becomes a participant in the Purchase Plan automatically participates in each subsequent offering beginning immediately after the last purchase date of the offering in which he or she is a participant until the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment with the Company.

   Subject to any uniform limitations or notice requirements imposed by Inprise, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the Purchase Plan at any time during an offering. Upon withdrawal, Inprise will refund without interest the participant's accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an offering, that participant may not again participate in the same offering. If the fair market value of a share of Common Stock on the Offering Date of an Annual Offering Period in which employees are participating is greater than such fair market value on the Offering Date of the concurrent Half-Year Offering Period, then, unless a participant elects otherwise, each participant will be automatically withdrawn from the current Annual Offering Period after purchasing shares and enrolled in the new Half-Year Offering Period.

   Subject to certain limitations, each participant in an offering is generally granted a right (a "Purchase Right") to purchase a number of whole shares determined by dividing (i) $2,083.33 multiplied by the number of months in the offering by (ii) the fair market value of a share of Common Stock on the Offering Date, provided that, generally, the maximum number of shares a participant may purchase in any offering is equal to 208.33 multiplied by the number of months in the offering. However, the amount of participants' Purchase Rights for the Initial Offering Period will be determined as if that offering had a duration of six months. As a further limitation, no participant may purchase shares of Common Stock under the Purchase Plan or any other employee stock purchase plan having a fair market value exceeding $25,000 in any calendar year (measured by the fair market value of Common Stock on the first day of the Offering Period in which the shares are purchased). Purchase Rights are nontransferable and may only be exercised by the participant.

   On each purchase date during an offering, Inprise issues to each participant in the offering the number of shares of Common Stock determined by dividing the amount of payroll deductions accumulated for the participant by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for that offering. The price at which shares are sold under the Purchase Plan is established by the Committee but may not be less than 85% of the lesser of the fair market value per share of Common Stock on the Offering Date or on the purchase date. The fair market value of the Common Stock on any relevant date generally will be the closing price per share as reported on the Nasdaq National Market. On April 30, 1999, the closing price per share was $4.0312. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase another whole share, in which case the remaining amount may be applied to the next purchase.

 Change in Control

   In the event of a merger of Inprise into another corporation or another "change in control" transaction as described in the Purchase Plan, the surviving corporation or its parent may assume Inprise's rights and obligations under the Purchase Plan. However, if such corporation does not assume the outstanding Purchase Rights, the next scheduled purchase date will be accelerated to a date before the change in control specified by the Committee. Any Purchase Rights not assumed or exercised prior to the change in control will generally terminate.

 Termination or Amendment

   The Purchase Plan will continue until terminated by the Committee or until all of the shares available for issuance under the Purchase Plan have been issued. The Committee may at any time amend or terminate the Purchase Plan, except that the approval of Inprise stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the Purchase Plan, or changing the definition of the corporations which may be designated by the Committee as corporations whose employees may participate.

FEDERAL INCOME TAX INFORMATION

   The following summary is intended only as a general guide as to the United States federal income tax consequences of Purchase Plan participation and does not attempt to describe all possible federal or other tax consequences.

   Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the purchase date (a "disqualifying disposition"), the participant will recognize ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Such income may be subject to withholding of tax. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the Offering Date and at least one year after the purchase date, the participant will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the excess of the fair market value of the shares on the Offering Date over the purchase price determined as if the Purchase Right were exercised on the Offering Date. Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss.

   If the exercise of a Purchase Right does not constitute an exercise pursuant to an "employee stock purchase plan" under Section 423 of the Internal Revenue Code, the exercise of the Purchase Right will be treated as the exercise of a nonstatutory stock option. The participant would therefore recognize ordinary income on the Purchase Date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the Purchase Right, would be treated as a capital gain or loss, as the case may be.

   If the participant disposes of the shares in a disqualifying disposition, Inprise should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code. In all other cases, no deduction is allowed to Inprise.

NEW PLAN BENEFITS

   Because benefits under the Purchase Plan will depend on employees' elections to participate and the fair market value of Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Purchase Plan is approved by the stockholders. Nonemployee directors are not eligible to participate in the Purchase Plan.

                                RECOMMENDATION

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF INPRISE
                CORPORATION'S 1999 EMPLOYEE STOCK PURCHASE PLAN

                                  PROPOSAL 4

                     RATIFICATION OF INDEPENDENT AUDITORS

   The Board, upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as the Company's independent auditors, to audit the consolidated financial statements of the Company for the calendar year ending December 31, 1999. PricewaterhouseCoopers LLP has audited the Company's consolidated financial statements since the fiscal period ended March 31, 1987. The Board recommends that the stockholders of the Company vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the succeeding year. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to appropriate questions from the stockholders and will be given an opportunity to make a statement if he or she desires to do so.

REQUIRED VOTE

   The majority of the votes represented by outstanding shares of Common Stock and Series B Preferred Stock, treated as a single class on an as-if-converted basis, present or represented by proxy and entitled to be voted at the Annual Meeting, is required for approval of this proposal. Abstentions shall have the same effect as a negative vote and broker non-votes shall have no effect on the outcome of the vote.

                                RECOMMENDATION

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF
                    PRICEWATERHOUSECOOPERS LLP AS INPRISE'S
                             INDEPENDENT AUDITORS.

                            ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

   Officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of Inprise:

   Name                                             Position
   ----                                             --------
   Dale Fuller.............  Interim President, Chief Executive Officer and Director
   Hobart McK. Birmingham..  Chief Administrative Officer
   JoAnne M. Butler........  Vice President, General Counsel and Secretary
   John Floisand...........  President, borland.com division
   Jay Leite...............  Chief Financial Officer
   James B. Weil...........  President, Inprise division

Dale Fuller                            Officer Since 1999                        Age 40

Joined Inprise in April 1999 as Interim President and Chief Executive Officer. Prior to joining Inprise, Mr. Fuller was a private investor from 1998 to 1999. From 1996 to 1998 Mr. Fuller served as Chief Executive Officer at WhoWhere? Inc., a leading Internet site. From 1995 to 1996 Mr. Fuller served as General Manager and Vice President of the PowerBooks Division at Apple Computer, a personal computer manufacturer. Prior to joining Apple Computer, Mr. Fuller served as General Manager and Vice President of the Portables Division at NEC, a personal computer manufacturer, from 1993 to 1995.

Hobart McK. Birmingham                 Officer Since 1997                        Age 54

Joined Inprise in February 1997 as Vice President and General Counsel, and was appointed Secretary in March 1997. Mr. Birmingham held these positions until April 1999, at which time he was promoted to Chief Administrative Officer. Prior to joining Inprise, Mr. Birmingham served as Senior Director and Associate General Counsel at Apple Computer, from 1995 to 1997. From 1988 to 1995 Mr. Birmingham was a partner with the law firm of Graham & James.

JoAnne M. Butler                       Officer Since 1999                        Age 44

Joined Inprise's legal staff in February 1992. Ms. Butler was promoted to Associate Corporate Counsel in 1993 and served as Associate Corporate Counsel until 1997. In 1997, Ms. Butler was promoted to Corporate Counsel. In April 1999, Ms. Butler was promoted to Vice President, General Counsel and Secretary.

John Floisand                          Officer Since 1997                        Age 54

Joined Inprise in April 1997 as Vice President, U.S. Sales. He was promoted to Vice President, Worldwide Sales in July 1997, to Senior Vice President in January 1998, and to President of borland.com in March 1999. Prior to joining Inprise, Mr. Floisand served in a variety of executive management positions for 11 years at Apple Computer, most recently as Senior Vice President of Worldwide Sales.

Jay Leite                              Officer Since 1999                        Age 51

Joined Inprise in August 1998 as Vice President of Business Development. He was promoted to Chief Financial Officer in April 1999. Prior to joining Inprise, Mr. Leite was a partner since 1978 in Leite, Baird and Associates, a private accounting and consulting practice.

James B. Weil                          Officer Since 1999                        Age 52

Joined Inprise in November 1996 as Vice President-Sales. He was promoted to President of Inprise's InterBase subsidiary in April 1997. From January 1996 until November 1996, Mr. Weil was Vice President-Field Operations for Ramco Systems, an application software developer. From June 1994 through January 1995, Mr. Weil was Vice President-World Wide Sales for MDIS Systems, an application software developer.

                         EXECUTIVE OFFICER COMPENSATION

   This table reflects compensation paid to or accrued during (i) the calendar year ended December 31, 1998, (ii) the nine-month period ended December 31, 1997 and (iii) the fiscal year ended March 31, 1997, for the following individuals (hereinafter referred to as the "Named Executive Officers"):

  . The Company's former Chief Executive Officer ("CEO"), who served as CEO during 1998.

  . The Company's four other most highly compensated executive officers other than the CEO who served as executive officers of Inprise as of December 31, 1998 and whose salary plus bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                        Long-Term
                                                                       Compensation
                                                                          Awards
                                                                       ------------
                                  Annual Compensation
                        -------------------------------------------
                                                       Other Annual     Securities     All Other
       Name and                                        Compensation     Underlying    Compensation
  Principal Position     Year   Salary    Bonus            ($)          Options(#)       ($)(1)
  ------------------    ------ -------- ----------     ------------    ------------   ------------ ---
Delbert W. Yocam(2).... 1998   $399,538 $  247,600      $   14,759(11)    520,000(4)     $4,311
 Former Chairman of the
 Board                  1997*   276,923    240,000          55,333(3)     580,000(4)      2,077
 and former Chief       1996**  110,769  3,864,184(5)    3,849,908(6)   1,100,000           --
 Executive Officer
Hobart McK.
 Birmingham............ 1998    219,653     53,672          18,250(7)     140,000(4)      3,575
 Chief Administrative
 Officer                1997*   146,154     57,000          15,506(8)     140,000         1,425
                        1996**   21,923        --              --         175,000           --
Kathleen M.
 Fisher(2)(9).......... 1998    219,769     59,400             --         315,000(4)      4,241
 Former Vice President, 1997*   130,769     66,665             --         315,000           808
 Finance and former
 Chief                  1996**      --         --              --             --            --
 Financial Officer
John Floisand(9)....... 1998    274,711     79,372           7,199(11)    420,000(4)      4,368
 President, borland.com 1997*   181,506    275,000(10)       5,261(11)    420,000         1,250
 division               1996**      --         --              --             --            --
Richard A.
 LeFaivre(2)(9)........ 1998    274,711     79,372             --         420,000(4)      4,052
 Former Sr. Vice
 President              1997*   167,308    191,665(12)         --         420,000         1,790
 Research and
 Development            1996**      --         --              --             --            --

-------
  *Represents the nine-month period ended December 31, 1997.
 **Represents the fiscal year ended March 31, 1997.
 (1) Unless otherwise noted, consists of the Company's matching payments under its 401(k) Plan.
 (2) Individual is a former executive officer of Inprise. See the section titled "Employment Contracts, Termination of Employment and Change in Control Agreements."
 (3) Consists of relocation expenses.
 (4) Includes options amended on August 17, 1998 to reduce the exercise price to $6.50, the market closing price on such date. Excludes options for equal number of shares that may be deemed canceled on such date as a consequence of the repricing. See the section titled "Board Organization and Compensation Committee Report on Repricing of Options" and the table titled "Ten Year Option Repricings" for additional information.
 (5) Includes a $3,744,184 one time sign-on bonus.
 (6) Includes a $3,827,364 payment for the purchase of a residence. See the section titled "Employment Contracts, Termination of Employment and Change in Control Agreements."
 (7) Consists of housing allowance and relocation expenses.
 (8) Consists of housing allowance.
 (9) The person indicated was not an executive officer of the Company during fiscal year ended March 31, 1997.
(10) Includes a $200,000 one time sign-on bonus.
(11) Consists of car allowance.
(12) Includes a $125,000 one time sign-on bonus.

                        STOCK OPTION/SAR GRANTS IN THE
                 LAST FISCAL YEAR TO NAMED EXECUTIVE OFFICERS

   This table shows individual grants made during the calendar year ended December 31, 1998 to Named Executive Officers and hypothetical gains for the options at the end of their respective ten (10) year terms. Inprise has assumed annualized growth rates of the market price of the Company's Common Stock over the exercise price of the option of five percent (5%) and ten percent (10%), running from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises depend on the future performance of Inprise's Common Stock and overall market conditions.

                                     Individual Grants (1)
                         ---------------------------------------------------
                         Number of                                           Potential Realizable Value at
                         Securities         % of Total                          Assumed Annual Rates of
                         Underlying          Options     Exercise              Stock Price Appreciation
                          Options           Granted to   or Base                    for Option Term
                          Granted          Employees in   Price   Expiration ------------------------------
           Name            (#)(2)         Fiscal Year(3) ($/sh.)   Date(4)       5% ($)        10% ($)
           ----          ----------       -------------- -------- ---------- -------------- ---------------
Delbert W. Yocam(5)....   580,000(6)          5.52%       6.500     09/5/07       2,093,380      5,163,676
 Former Chairman of the
 Board                    520,000(7)          4.95%       6.500     2/27/08       2,001,244      5,004,002
 and former Chief
 Executive
 Officer

Hobart McK.
 Birmingham............   140,000(8)(9)       1.33%       6.500    10/21/07         514,028      1,272,463
 Chief Administrative
 Officer

Kathleen M. Fisher(5)..   200,000(10)         1.91%       6.500    05/05/07         688,884      1,683,208
 Former Vice President,
 Finance                  115,000(10)         1.10%       6.500    10/21/07         422,237      1,045,237
 and former Chief
 Financial
 Officer

John Floisand..........   225,000(8)(11)      2.14%       6.500    04/07/07         766,636      1,869,160
 President, borland.com
 division                 195,000(8)(12)      1.86%       6.500    10/21/07         715,968      1,772,359

Richard A.
 LeFaivre(5)...........   250,000(13)         2.38%       6.500    04/30/07         859,445      2,099,144
 Former Sr. Vice
 President                170,000(13)         1.62%       6.500    10/21/07         624,177      1,545,133
 Research and
 Development

--------
 (1) Inprise did not grant any stock appreciation rights during the year ended December 31, 1998.

 (2) The Company's option plans are currently administered by the Organization and Compensation Committee of the Board of Directors. The Organization and Compensation Committee determines the eligibility of employees and consultants, the number of shares to be granted, and the terms of such grants. All options granted during the year ended December 31, 1998 have an exercise price equal to the fair market value on the date of grant, except to the extent the option exercise price was subsequently amended to an amount less than the fair market value on the date of grant. Options generally vest 25% one year from the date of grant and ratably over the remaining three years either on a daily or a monthly basis. Certain options have been granted that vest daily or monthly over a specified vesting period from the date of grant. Options expire at the earlier of either three months after termination of employment or ten years after the date of grant.

 (3) The Company granted options to purchase an aggregate of 10,533,280 shares to all employees and consultants for the year ended December 31, 1998.

 (4) Options may terminate before their expiration date upon the termination of optionee's status as an employee or consultant or upon the optionee's death or disability.

 (5) Individual is a former executive officer of Inprise. See the section titled "Employment Contracts, Termination of Employment and Change in Control Agreements."

 (6) Option exercise price amended from $8.875 to $6.50 on August 17, 1998. All unvested options vested in full on March 31, 1999 upon termination of optionee's status as an employee of Inprise. Options to purchase 80,422 shares of Common Stock granted under the Company's 1992 Stock Option Plan are exercisable on or before June 30, 1999. Options to purchase 499,578 shares of Common Stock granted under the Company's 1997 Stock Option Plan are exercisable on or before July 11, 1999. See the section titled "Employment Contracts, Termination of Employment and Change in Control Agreements."

 (7) Stock options granted under the Company's 1997 Stock Option Plan. Option price amended from $9.3125 to $6.50 on August 17, 1998. All unvested options vested in full on March 31, 1999 upon termination of optionee's status as an employee of Inprise. Options are exercisable on or before July 11, 1999.

 (8) Upon an acquisition or a change in control of the Company the vesting of all options will be accelerated and shall be exercisable in full.

 (9) Twenty-five percent of the options vested on February 10, 1998, with the remaining 75% of the options vesting over the remaining three years on a daily basis. Option price amended from $10.375 to $6.50 on August 17, 1998.

(10) Twenty-five percent of the options vested on April 30, 1998, with the remaining 75% of the options vesting over the remaining three years on a daily basis. The option price to purchase 200,000 shares of Inprise Common Stock was amended from $7.0625 to $6.50 on August 17, 1998. The option price to purchase 115,000 shares of Common Stock was amended from $10.3750 to $6.50 on August 17, 1998. As of March 31, 1999, the date optionee's status as an employee of Inprise terminated, 149,907 options were vested. Such vested options are exercisable on or before June 30, 1999.

(11) Stock options granted under the Company's 1992 Stock Option Plan. Options vest in accordance with a three year vesting schedule (one-third of the shares vested on the anniversary of the grant date April 7, 1997, with the remaining two-thirds vesting over the remaining two years on a daily basis). Option price amended from $6.8125 to $6.50 on August 17, 1998.

(12) Approximately 16% of the options vested on April 7, 1998, thereafter 30% vest daily for two years with the remaining 54% vesting daily from April 8, 2000 through April 7, 2001. Option price amended from $10.3750 to $6.50 on August 17, 1998.

(13) Twenty-five percent of the options vested on May 5, 1998, with the remaining 75% of the options vesting over the remaining three years on a daily basis. The option price to purchase 250,000 shares of Common Stock was amended from $6.8125 to $6.50 on August 17, 1998. The option price to purchase 170,000 shares of Common Stock was amended from $10.3750 to $6.50 on August 17, 1998. As of May 30, 1999, the date optionee's options will cease to vest, 218,559 options will have vested. Such options are exercisable on or before August 31, 1999.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                        AND YEAR END OPTION/SAR VALUES

   The following table shows all stock options exercised by the Named Executive Officers for the fiscal year ended December 31, 1998. No options were exercised during the fiscal year ended December 31, 1998 and no options were in the money at the end of such fiscal year based on the market value of underlying securities (the closing price of the Company's Common Stock on December 31, 1998 on the Nasdaq National Market System of $5.50), minus the exercise price.

                                                   Number of Securities
                                                  Underlying Unexercised
                                                Options at Fiscal Year End
                                                ------------------------------
Name                                            Exercisable     Unexercisable
----                                            --------------  --------------
Delbert W. Yocam(1)............................       1,804,415         395,585

Hobart McK. Birmingham.........................         138,823         176,177

Kathleen M. Fisher(1)..........................         130,501         184,499

John Floisand..................................         181,545         238,455

Richard A. LeFaivre(1).........................         175,441         244,559

--------

(1) Individual is a former executive officer of Inprise. See the section titled "Employment Contracts, Termination of Employment and Change in Control Agreements."

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                        CHANGE-IN-CONTROL ARRANGEMENTS

 Hobart McK. Birmingham

   Mr. Birmingham entered into an at will employment agreement with the Company dated February 1997. Mr. Birmingham is the Chief Administrative Officer. Mr. Birmingham's salary package is as follows: (i) a current annual base salary of $232,000, (ii) an annual performance bonus of up to 40% of base salary, (iii) a housing allowance not to exceed $1,500 per month and (iv) all standard benefits available to our other executives. Mr. Birmingham's employment agreement also provides him with a severance payment equal to twelve months of base salary. Mr. Birmingham was granted options to purchase 175,000 shares of Common Stock at a price of $6.375 per share under the Company's 1992 Stock Option Plan. In addition, Mr. Birmingham was granted options to purchase 140,000 shares of Common Stock at a price of $10.375 per share under the Company's 1997 Stock Option Plan. The option price was amended from $10.375 to $6.50 on August 17, 1998.

 John Floisand

   Mr. Floisand entered into an at will employment agreement with the Company dated March 1997. Mr. Floisand is the President of borland.com. Mr. Floisand's salary package is as follows: (i) an annual base salary of $275,000, (ii) an annual performance bonus of up to 40% of such base salary, (iii) a signing bonus of $200,000, (iv) a car allowance and (v) all standard benefits available to our other executives. Mr. Floisand's employment agreement also provides him with a severance payment equal to twelve months of base salary. Mr. Floisand was granted options to purchase 225,000 shares of Common Stock at a price of $6.8125 per share under the Company's 1992 Stock Option Plan. In addition, Mr. Floisand was granted options to purchase 195,000 shares of Common Stock at a price of $10.375 per share under the Company's 1997 Stock Option Plan. The option price of both options was amended to $6.50 on August 17, 1998.

 Delbert Yocam

   Mr. Yocam is the former Chairman of the Board and former Chief Executive Officer. Mr. Yocam entered into an at will employment agreement with the Company, dated November 1996 (as amended, the "Agreement"). Mr. Yocam's salary package was as follows: (ii) an annual base salary of $360,000 during the term of the Agreement, (ii) an annual performance bonus ranging from 50% to 300% of Mr. Yocam's base salary and (iii) all standard benefits available to other executives of the Company. Mr. Yocam received a signing bonus in an amount calculated to provide Mr. Yocam $2,000,000 after taxes, corresponding to a gross payment by the Company of approximately $3,744,184. Under the Agreement and the accompanying nonstatutory stock option agreement, Mr. Yocam was granted an option to purchase 1,100,000 shares of the Company's Common Stock at a price of $5.50 per share. This option became vested in full upon the termination of Mr. Yocam's status as an employee of the Company on March 31, 1999.

   Mr. Yocam was awarded an option to purchase an aggregate of 580,000 shares of Common Stock of the Company at a price of $8.875 per share under the Company's 1992 and 1997 Stock Option Plans. In addition, Mr. Yocam was awarded an option to purchase 520,000 shares of Common Stock at a price of $9.3125 per share. The option price of each of these options was amended from $9.3125 to $6.50 on August 17, 1998. Each of these options became vested in full upon the termination of Mr. Yocam's status as an employee of the Company on March 31, 1999.

   The Agreement further provided for an unsecured, interest free loan in the amount of $2,000,000 which was paid to Mr. Yocam to assist with the purchase of a new residence in California. The Company agreed to forgive the entire loan balance as of February 28, 1997 and to pay all income and other tax liabilities of Mr. Yocam associated with such forgiveness, resulting in a gross payment by the Company of approximately $3,827,364. The Agreement also required the Company to reimburse Mr. Yocam for all moving and other relocation expenses in connection with relocating his residence to California and for temporary living expenses, up to a maximum of $200,000. On July 22, 1997, the Company entered into a second amendment to the Agreement pursuant to which the allocation of the $200,000 was revised such that the relocation and temporary residence benefits payable to Mr. Yocam were reduced from $150,000 to $125,000, and his reasonable living and travel expenses were increased from $50,000 to $75,000. On September 5, 1997, the Company entered into a third amendment to the Agreement pursuant to which the Agreement was amended to extend the term of the Agreement to December 31, 2000.

   Mr. Yocam's status as an employee ended on March 31, 1999. On April 12, 1999, Mr. Yocam resigned as Chairman of the Board. Pursuant to the Agreement, Mr. Yocam is entitled to receive, among other things, continued salary payments, plus bonus payments up to 50% of his annual base salary through December 31, 2000.

 Kathy Fisher

   Ms. Fisher is the former Vice President, Finance and former Chief Financial Officer. Ms. Fisher entered into an at will employment agreement with the Company dated May 1997. Ms. Fisher's salary package was as follows: (i) an annual base salary package of $220,000, (ii) an annual base performance bonus of up to 50% of base salary and (iii) all standard benefits available to our other executives. Ms. Fisher was granted options to purchase an aggregate of 200,000 shares of Common Stock at a price of $7.0625 per share under the Company's 1992 Stock Option Plan. In addition, Ms. Fisher was granted options to purchase an aggregate of 115,000 shares of Common Stock at a price of $10.3750 under the Company's 1997 Stock Option Plan. The option price of both options was amended from $10.3750 to $6.50 on August 17, 1998. On March 31, 1999 Ms. Fisher resigned as Vice President, Finance and Chief Financial Officer of the Company. Ms. Fisher's employment agreement entitled her to a severance payment equal to twelve (12) months of base salary.

 Richard LeFaivre

   Mr. LeFaivre is the former Senior Vice President, Research and Development, Inprise division. Mr. LeFaivre entered into an at will employment agreement with the Company, dated April 1997. Mr. LeFaivre's salary package was as follows: (i) an annual base salary package of $250,000, (ii) an annual base performance of up to 40% of base salary, (iii) a sign-on bonus of $125,000 and
(iv) all standard benefits available to our other executives. Mr. LeFaivre was granted options to purchase an aggregate of 250,000 shares of Common Stock at a price of $6.8125 per share under the Company's 1992 and 1993 Stock Option Plans. In addition, Mr. LeFaivre was granted options to purchase an aggregate of 170,000 shares of Common Stock at a price of $10.3750 under the 1997 Stock Option Plan. The option price of both options was amended from $10.3750 to $6.50 on August 17, 1998. On March 31, 1999 Mr. LeFaivre's position as Senior Vice President, Research and Development, Inprise division was terminated due to a Company restructuring. Mr. LeFaivre's employment agreement entitled him to a severance payment equal to twelve (12) months of base salary. In lieu of notice, Mr. LeFaivre received a lump sum payment equal to his salary for sixty
(60) calendar days on March 31, 1999. Mr. LeFaivre will continue to receive all standard benefits available to other executives paid by the Company until May 30, 1999. Mr. LeFaivre's stock options will continue to vest through May 30, 1999, in accordance with the terms of his stock option agreements.

Change in Control Agreements

   The Company entered into Change in Control Agreements with Messrs. Birmingham and Floisand. The Change in Control Agreements provide each officer with certain severance benefits, in case of his termination following a change in control. The Change in Control Agreements provide each officer with enhanced financial security and sufficient incentive and encouragement to remain with the Company following a change in control. Upon occurrence of a change in control, each officer with unvested options to purchase shares of Common Stock shall become immediately vested in full in such options. If an officer is involuntarily terminated following a change in control, the officer shall receive pay in an amount equal to his annual base salary. The severance pay shall be paid in a lump sum within thirty days of termination. The Company will continue said officer's existing health insurance coverage. If not permitted by law to continue such health insurance coverage, the Company will reimburse the officer for any COBRA premiums paid by him for health coverage. This benefit shall continue until the earlier of (i) twelve (12) months or (ii) commencement of new employment. If the officer is terminated for cause or voluntarily resigns following a change in control, he will not be entitled to receive any severance pay or benefits.

Options

   The options granted to Mr. Birmingham are subject to the Company's 1992 and 1997 Stock Option Plans, with one quarter of the options vesting one year after the date of the grant, and the remaining options vesting daily over the following three years. Mr. Floisand's options vest periodically. In case of a change in control, the vesting will be fully accelerated.

                     CERTAIN TRANSACTIONS WITH MANAGEMENT

   On March 31, 1999, James B. Weil, the Company's current President of its Inprise division and formerly President of its InterBase Software subsidiary ("InterBase"), agreed to forfeit options to acquire 2,500,000 shares of InterBase common stock exercisable at $0.075 per share. In consideration for the forfeiture of such options, Mr. Weil was paid $0.683 for each outstanding option ($1,707,500 in the aggregate).

                         10-YEAR OPTION/SAR REPRICINGS

   The following table sets forth historical information about the repricing during the last ten completed fiscal years of stock options granted to the Company's current and former executive officers.

                                    Number of                                            Length of
                                    Securities                     Exercise            Original Term
                                    Underlying   Market Price of   Price at            Remaining at
                                   Options/SARS   Stock at Time    Time of      New       Date of
                                   Repriced or   of Repricing or Repricing or Exercise Repricing or
          Name              Date    Amended(#)    Amendment($)   Amendment($) Price($)  Amendment*
          ----            -------- ------------  --------------- ------------ -------- -------------
Delbert W. Yocam(2).....   8/17/98   520,000          6.5000        9.3125     6.5000   114 months
 Former Chairman of the
 Board                     8/17/98   580,000          6.5000        8.8750     6.5000   108 months
 and Chief Executive
 Officer


Hobart McK. Birmingham..   8/17/98   140,000          6.5000       10.3750     6.5000   110 months
 Chief Administrative
 Officer


JoAnne M. Butler........   8/17/98     7,000          6.5000        6.8125     6.5000   104 months
 Vice President, General   8/17/98     8,600          6.5000        7.2188     6.5000   113 months
 Counsel
 and Secretary             8/17/98     3,400          6.5000        7.2188     6.5000   113 months
                            2/3/97     3,000          6.4375       15.5000     6.4375   107 months
                            2/3/97     1,500          6.4375        7.0000     6.4375   113 months


John Floisand...........   8/17/98   195,000          6.5000       10.3750     6.5000   110 months
 President, borland.com
 division                  8/17/98   225,000          6.5000        6.8125     6.5000   104 months


Kathleen M. Fisher(2)...   8/17/98   200,000          6.5000        7.0625     6.5000   104 months
 Former Vice President,    8/17/98   115,000          6.5000       10.3750     6.5000   110 months
 Finance
 and Chief Financial
 Officer


Richard A. LeFaivre(2)..   8/17/98   170,000          6.5000       10.3750     6.5000   110 months
 Former Sr. Vice
 President                 8/17/98   250,000          6.5000        6.8125     6.5000   104 months
 Research and
 Development


David McGlaughlin(2)....    2/3/97    20,000          6.4375          7.00     6.4375   114 months
 Former Vice President,     2/3/97    20,191          6.4375          9.00     6.4375    88 months
 International Sales and
 Operations                 2/3/97    59,482          6.4375         6.875     6.4375    95 months
                            6/7/94       903          9.0000       17.6764     9.0000    84 months
                            6/7/94       452          9.0000       17.6829     9.0000    73 months
                            6/7/94    18,836          9.0000       17.8750     9.0000   104 months
                            6/7/94     5,000          9.0000       17.8750     9.0000    97 months
                          11/11/93     5,000         17.8750       39.6250    17.8750   105 months
                           4/23/92    10,000         50.0000       71.7500    50.0000   116 months
                           5/19/92    10,000         43.0000       50.0000    43.0000   119 months
                           7/24/92    10,000         39.6250       43.0000    39.6250   118 months


Paul Emery(2)...........    2/3/97   250,000          6.4375        7.6875     6.4375   115 months
 Former Vice President
 and
 Chief Financial Officer


Philippe Kahn(2)........    6/7/94   500,000(3)         9.00        39.625       9.00    97 months
 Former President, Chief    6/7/94    50,000(3)         9.00         30.00       9.00    78 months
 Executive Officer and
 Chairman                   6/7/94   500,000            9.00        17.875       9.00   104 months
 of the Board              7/24/92   500,000          39.625         49.00     39.625   111 months

                                   Number of                                            Length of
                                   Securities                     Exercise            Original Term
                                   Underlying   Market Price of   Price at            Remaining at
                                  Options/SARs   Stock at Time    Time of      New       Date of
                                  Repriced or   of Repricing or Repricing or Exercise Repricing or
          Name             Date    Amended(#)    Amendment($)   Amendment($) Price($)  Amendment*
          ----           -------- ------------  --------------- ------------ -------- -------------
Robert H. Kohn(2).......   2/3/97   191,500         6.4375           9.00     6.4375    88 months
 Former Sr. Vice           2/3/97    25,000         6.4375          6.875     6.4375    95 months
 President
 Corporate Affairs and     2/3/97    20,000         6.4375           7.00     6.4375   114 months
 Secretary
                           6/7/94    30,000(3)        9.00         39.625       9.00    97 months
                           6/7/94    20,000(3)        9.00          30.00       9.00    78 months
                           6/7/94   100,000           9.00         17.875       9.00   104 months
                          7/24/92    30,000         39.625          49.00     39.625   111 months
                         12/21/88   140,000           1.13           2.14       1.13   101 months
                         12/21/88    46,311           1.13           1.84       1.13   109 months
                         12/21/88    53,689           1.13           1.87       1.13   108 months

Whitney Lynn(2).........   2/3/97    25,356         6.4375         6.5000     6.4375   116 months
 Former Acting Chief       2/3/97    14,644         6.4375          6.500     6.4375    44 months
 Executive Officer

Richard Schwartz(2).....   6/7/94    30,000(3)        9.00         39.625       9.00    97 months
 Former Vice President,    6/7/94    40,000           9.00         17.875       9.00   104 months
 Chief
 Technical Officer         6/7/94    40,000           9.00         16.875       9.00    72 months
                          7/24/94    30,000         39.625          49.00     39.625   111 months
                         12/21/88   100,000           1.13           1.87       1.13   108 months

Gary Wetsel(2)..........   2/3/97   200,000         6.4375         6.8750     6.4375    95 months
 Former President and
 Chief                     2/3/97   235,000         6.4375        10.7500     6.4375    93 months
 Executive Officer

--------
 * Options may terminate before their expiration date upon the termination of optionee's status as an employee, director or consultant of the Company or upon optionee's death or disability. The vesting schedule for repriced options was not affected.

(1) Unless otherwise noted, repriced options were granted on a one for one basis.

(2) Individual no longer provides services for the Company.

(3) Repriced options were granted on a one to four basis.

           SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("ten percent holders"), to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Directors, executive officers, and ten percent holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 1998, all filing requirements under Section 16(a) applicable to its directors, executive officers and ten percent holders were met.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information, as of April 19, 1999, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock; (ii) each current director and director-nominee; (iii) each Named Executive Officer; and (iv) all current executive officers and directors as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. No holder of the Series B Preferred Stock owns more than five percent (5%) of the Common Stock as of April 19, 1999, on an as-if-converted basis and none of the executive officers and directors beneficially owns any shares of Series B Preferred Stock.

                                                    Amount and
                                               Nature of Beneficial Percent of
Name                                                Ownership         Class
----                                           -------------------- ----------
5% Stockholders:
Merrill Lynch & Co., Inc.(1)..................      6,384,800         13.32%
Neuberger & Berman, LLC(2)....................      4,558,100          9.51%

Executive Officers, Directors and Director-
 Nominees:
Delbert W. Yocam(3)(4)........................      2,200,000          4.32%
Dale Fuller(5)................................        333,333           *
C. Robert Coates(6)...........................      3,015,500          6.30%
George Hara(7)................................        127,500           *
David Heller(8)...............................        212,500           *
Stephen J. Lewis(9)...........................        103,140           *
William F. Miller(10).........................        120,000           *
Harry J. Saal(11).............................         82,500           *
John Floisand(12).............................        164,370           *
Richard A. LeFaivre(3)(13)....................        218,559           *
Hobart McK. Birmingham(14)....................        177,977           *
Kathleen M. Fisher(3)(15).....................        167,933           *
All current directors and executive officers
 as a group (10 persons)(16)..................      1,369,949          2.81%

--------
  *Less than 1%
 (1) Information is based on a Schedule 13G/A filed February 11, 1999. Number of shares which may be deemed beneficially owned includes shares held by various funds related to or managed by Merrill Lynch & Co., Inc. The address of Merrill Lynch & Co., Inc. is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281.
 (2) Information is based on a Schedule 13G filed February 11, 1999. Number of shares which may be deemed beneficially owned includes shares held by various funds related to or managed by Neuberger & Berman LLC and Neuberger & Berman Management Inc. The address of Neuberger & Berman is 605 Third Ave., New York, New York 10158.
 (3) Individual is no longer an executive officer of Inprise.
 (4) Represents options exercisable within 60 days of April 19, 1999 to acquire 2,200,000 shares.
 (5) Represents options exercisable within 60 days of April 19, 1999 to acquire 333,333 shares.
 (6) Information is based on a Schedule 13D filed April 19, 1999 by Robert Coates and Management Insights, Inc., of which Robert Coates and Suzanne Coates are the sole stockholders, and other stockholder ownership information available to the Company. The address of Management Insights, Inc. is 5501 LBJ Freeway, Suite 815, Dallas, TX 75240.
 (7) Represents options exercisable within 60 days of April 19, 1999 to acquire 127,500 shares.
 (8) Represents options exercisable within 60 days of April 19, 1999 to acquire 212,500 shares.
 (9) Includes options exercisable within 60 days of April 19, 1999 to acquire 97,500 shares.
(10) Represents options exercisable within 60 days of April 19, 1999 to acquire 120,000 shares.
(11) Represents options exercisable within 60 days of April 19, 1999 to acquire 82,500 shares.
(12) Represents options exercisable within 60 days of April 19, 1999 to acquire 164,370 shares.
(13) Represents options exercisable within 60 days of April 19, 1999 to acquire 218,559 shares.
(14) Includes options exercisable within 60 days of April 19, 1999 to acquire 177,422 shares.
(15) Includes options exercisable within 60 days of April 19, 1999 to acquire 166,933 shares.
(16) Includes options exercisable within 60 days of April 19, 1999 to acquire 1,363,402 shares.

                ORGANIZATION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

   The following is the Report of the Organization and Compensation Committee of the Board, describing the compensation policies and rationale applicable to the Company's executive officers with respect to compensation paid to such executive officers for the calendar period ended December 31, 1998. The information contained in this report shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

   The Company's executive compensation program is administered by the Organization and Compensation Committee (the "Committee") of the Board. The role of the Committee, which is comprised entirely of outside, non-employee directors, is to review and approve salaries, bonuses and stock option grants to the directors, executive officers and employees of the Company. The goal of the Committee is to align compensation packages with the long-term interests of the Company's stockholders. In structuring compensation programs, the Committee has been particularly mindful of the financial performance of the Company in recent years, the extremely competitive environment for attracting senior level management in the technology sector, and the continuous and extraordinary efforts which have been made by competitors of the Company to lure away management and other key personnel. The Committee believes it is critical to the long-term prospects of the Company to establish compensation programs which will allow the Company to attract management possessing the type of experience necessary for the Company to realize upon its strategic objectives and to retain such management for a sufficient period of time.

   During 1998, the Committee's approach emphasized rewarding executive officers and key employees for achieving performance based goals.

 Compensation Philosophy

   The Committee believes that the compensation of the executive officers and other key employees of the Company should result in the creation of long-term stockholder value and be based on the Company's and the individual's performance. Consistent with this philosophy, the Company's compensation programs include a combination of salary, bonus and stock options aimed at the retention, reward and motivation of individuals within the Company.

   Base Salary. The base salary of most of the Company's current officers was individually negotiated at the time each officer joined the Company, or assumed his or her current position. The Committee reviews each executive officer's base salary annually, and when doing so, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Committee approved changes in the compensation packages for senior management, effective January 1, 1998. The Committee believes that the current executive salaries are comparable to the salaries in effect at companies that compete with the Company for executive talent.

   Bonus. The Company's bonus plans provide for quarterly bonuses to be awarded to executive officers and key employees based on the achievement of specific goals set by the Company, and the level of contribution made by these individuals. In calculating bonus awards, certain Company performance objectives are considered, including operating, strategic and financial goals necessary for the achievement of the Company's short and long-term objectives. The Committee approved in 1998 an Executive Bonus Incentive Program to provide appropriate incentives to management and periodically reviews the actions to be taken pursuant to such program.

   Options. The purpose of the Company's stock option plans is to provide employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. The Committee makes periodic grants of stock options to eligible employees, generally upon commencement of employment or following a significant change in job responsibilities. Stock options usually vest over four years and expire ten years from the date of grant. The exercise price of stock options is normally 100% of fair market value of the underlying stock on the date of grant. In awarding stock options, the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be awarded. In 1998, the Company made discretionary grants to executive officers and other key employees directed at maintaining a high level of motivation among these individuals.

   In addition to the criteria discussed above, the Committee considered the executive officer's current position, comparable grants made to other executive officers and the individual's potential for growth within the Company. The grants were set at levels deemed appropriate to create the opportunity for substantial stock ownership, thus aligning management and stockholders' interests.

   CEO Compensation. The annual base salary and performance bonus of Mr. Yocam, the former Chairman of the Board and Chief Executive Officer, was determined according to an employment agreement entered into in November 1996. Pursuant to his employment agreement, during the year ended December 31, 1998, Mr. Yocam received a base salary of approximately $399,538.32 and performance bonuses totaling $247,600. Mr. Yocam's total compensation for the year ended December 31, 1998 was $669,808.51, including base salary, bonuses, 401(k) matching payments, group life term premiums paid and a car allowance.

   Section 162(m) of the Internal Revenue Code imposes limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid to certain executive officers of the Company in any fiscal year. Compensation in excess of $1 million may be deducted if it is "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. Given the attention to the overall challenges faced by the Company in recruiting and retaining key management, the Committee has not yet established a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as "performance-based compensation" other than any stock options that may be granted under the 1997 Stock Option Plan. The Committee intends to continue to evaluate the effects of the statute and any Treasury regulations and to comply with Internal Revenue Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                                          Organization and Compensation
                                           Committee

                                          Stephen J. Lewis
                                          David Heller

                ORGANIZATION AND COMPENSATION COMMITTEE REPORT
                            ON REPRICING OF OPTIONS

   On August 17, 1998, the Organization and Compensation Committee (the "Committee") considered the stock options held by the Company's employees, including executive officers, and the fact that a broad decline in the price of the Common Stock had resulted in a substantial number of stock options granted pursuant to the Company's stock option plans having exercise prices above the recent trading prices of the Company's Common Stock (the "Underwater Options"). On August 17, 1998 the Committee approved a repricing of options held by all employees who remained in active service with the Company on August 17, 1998, the effective date of the repricing.

   The Committee reviewed the impact of the decline in the market price of the Company's Common Stock on the incentive afforded by the Underwater Options and determined that such stock options were significantly less likely to serve their purposes of retaining and motivating employees whose contributions are important to the Company's future success. The Committee also determined that, unless an adjustment was made, longer term employees holding Underwater Options would perceive a substantial inequity in comparison to more recently hired employees granted options with exercise prices set at the then lower fair market value of the Common Stock, and the morale of such longer term employees would suffer as a consequence. The Committee believed that the future success of the Company would depend in large part on its ability to retain and motivate its highly skilled employees for whom competition in the marketplace is intense, and the loss of such employees could have a significant adverse impact on the Company's business. The Committee believed that providing equity incentives to employees of the Company to further increase the Company's performance and the value of the Company for its stockholders was both important and cost effective. The Committee considered other alternatives, such as granting new options selectively to then employed key employees, but determined that the size of the additional options that would be required to offset the decline in the market price of the Common Stock would result in significant dilution to the the Company's stockholders.

   Considering these factors, the Committee determined that it was in the best interests of the Company and its stockholders to restore the incentives for employees and executive officers holding Underwater Options to remain with the Company by adopting a stock option repricing program whereby the exercise price of outstanding options held by eligible employees holding Underwater Options was amended to an exercise price equal to the closing price of the Company's Common Stock quoted on the Nasdaq National Market on August 17, 1998, the effective date of the repricing. All repriced Underwater Options maintain the same vesting schedule as provided in the original stock option grants. Options covering a total of 6,452,541 shares with exercise prices in excess of $6.50 per share were amended to an exercise price of $6.50.

                                          Organization and Compensation
                                           Committee

                                          Stephen J. Lewis
                                          David Heller

              ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

   No member of the Committee has a relationship that would constitute an interlocking relationship with executive officers or director of another entity.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the change in Inprise's cumulative total stockholder return on our Common Stock with the CRSP Total Return Index for Nasdaq Stock Market US Companies and the CRSP Total Return Index for Nasdaq Computer and Data Processing Services Stocks for the five-year period commencing on March 31, 1993, and ending December 31, 1998.

   The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

                           [STOCK PERFORMANCE GRAPH]

                                           3/93 3/94 3/95 3/96 3/97 12/97 12/98
                                           ---- ---- ---- ---- ---- ----- -----
INPRISE CORPORATION (INPR)................ 100   65   40   83   33    34    25
NASDAQ STOCK MARKET (U.S.)................ 100  108  120  163  181   235   331
NASDAQ COMPUTER & DATA PROCESSING......... 100  102  138  196  283   283   507

--------
* The graph assumes that $100.00 was invested in Inprise's Common Stock and in each index on March 31, 1993. The total return for Inprise's Common Stock and the indices used assumes the reinvestment of dividends, even though dividends have not been declared on Inprise's Common Stock.

                                 OTHER MATTERS

   The Board knows of no other matters that have been submitted on a timely basis for voting at this Annual Meeting. If any other matters come before the stockholders at this Annual Meeting, the persons named on the enclosed Proxy card intend to vote the shares they represent as the Board may recommend.

   The Company's Annual Report including its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 is being mailed to the Company's stockholders herewith.

                                          By Order of the Board of Directors

                                          /s/ JoAnne M. Butler
                                          JoAnne M. Butler
                                          Vice President, General Counsel
                                           and Secretary

Scotts Valley, California
May 10, 1999

                             INPRISE CORPORATION
                      1999 EMPLOYEE STOCK PURCHASE PLAN

1.    Establishment, Purpose and Term of Plan.
      ---------------------------------------

      1.1 Establishment. The Inprise Corporation 1999 Employee Stock Purchase Plan (the "Plan") is hereby established effective as of the date on which it is approved by the stockholders of the Company (the "Effective Date").

      1.2 Purpose. The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

      1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

2.    Definitions and Construction.
      ----------------------------

      2.1 Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

          (b) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

          (c) "Committee" means a committee of the Board duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

          (d) "Company" means Inprise Corporation, a Delaware corporation, or any successor corporation thereto.

          (e) "Compensation" means, with respect to any Offering Period, base wages or salary, overtime, bonuses, commissions, shift differentials, payments for paid time off, payments in lieu of notice, and compensation deferred under any program or plan, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include moving allowances, payments pursuant to a severance agreement, termination pay, relocation payments, sign-on bonuses, any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.

          (f) "Eligible Employee" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

          (g) "Employee" means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual's leave of absence exceeds ninety
(90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

          (h) "Fair Market Value" means, as of any date, if the Stock is then listed on a national or regional securities exchange or market system or is regularly quoted by a recognized securities dealer, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, or by such recognized securities dealer, as reported in The Wall Street Journal or such other source as the
                       -----------------------
Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system or has been quoted by such securities dealer, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion. If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be as determined in good faith by the Board.

          (i) "Offering" means an offering of Stock as provided in Section 6.

          (j) "Offering Date" means, for any Offering, the first day of the Offering Period.

          (k) "Offering Period" means a period established in accordance with
Section 6.1, including an Annual Offering Period and a Half-Year Offering Period as provided in Section 6.1.

          (l) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

          (m) "Participant" means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

          (n) "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

          (o) "Participating Company Group" means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

          (p) "Purchase Date" means, for any Purchase Period, the last day of such period.

          (q) "Purchase Period" means a period established in accordance with
Section 6.2.

          (r) "Purchase Price" means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

          (s) "Purchase Right" means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

          (t) "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

          (u) "Subscription Agreement" means a written agreement in such form as specified by the Company, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation.

          (v) "Subscription Date" means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

          (w) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

      2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.    Administration.
      --------------

      3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

      3.2 Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

      3.3 Policies and Procedures Established by the Company. The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars,
(d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and

(e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

4.    Shares Subject to Plan.
      ----------------------

      4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be eight hundred thousand (800,000) and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

      4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares of the same class as the shares subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.    Eligibility.
      -----------

      5.1 Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

          (a) Any Employee who is customarily employed by the Participating Company Group for less than twenty (20) hours per week; or

          (b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

      5.2 Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

6.    Offerings.
      ---------

      6.1 Offering Periods. Except as otherwise set forth below, the Plan shall be implemented by two series of Offerings. One series shall be of sequential Offerings of approximately twelve (12) months duration or such other duration as the Board shall determine (an "Annual Offering Period"). The second series shall be of Offerings of approximately six (6) months duration or such other duration as the Board shall determine (a "Half-Year Offering Period"). Annual Offering Periods shall commence on or about December 1 of each year and end on or about the first November 30 occurring thereafter. Half-Year Offering Periods shall commence on or about June 1 of each year and end on or about the first November 30 occurring thereafter. However, provided that the Effective Date occurs on or before July 1, 1999, an initial Offering (the "Initial Offering Period") shall commence on or about July 1, 1999 and end on or about November 30, 1999. Notwithstanding the foregoing, the Board may establish a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

      6.2 Purchase Periods. Each Annual Offering Period shall consist of two (2) consecutive Purchase Periods of approximately six (6) months duration, or such other number or duration as the Board determines. A Purchase Period commencing on or about December 1 shall end on or about the next May 31. A Purchase Period commencing on or about June 1 shall end on or about the next November 30. Each Half-Year Offering Period shall consist of a single Purchase Period of approximately six (6) months duration coterminous with such Offering Period. However, provided that the Effective Date occurs on or before July 1, 1999, the Initial Offering Period shall consist of a single Purchase Period ending on or about November 30, 1999. Notwithstanding the foregoing, the Board may establish a different duration for one or more Purchase Periods or different commencing or ending dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

7.    Participation in the Plan.
      -------------------------

      7.1 Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company's designated office on or before the Subscription
Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

      7.2 Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to
Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement. Eligible Employees may not participate simultaneously in more than one Offering under the Plan. Accordingly, a Participant in an Annual Offering Period may not participate simultaneously in the Half-Year Offering Period commencing during the term of an Annual Offering Period.

8.    Right to Purchase Shares.
      ------------------------

      8.1 Grant of Purchase Right. Except as set forth below, on the Offering Date of each Offering Period, each Participant in that Offering Period shall be granted automatically a Purchase Right determined as follows:

          (a) Annual Offering Period. Each Purchase Right granted on the Offering Date of an Annual Offering Period shall consisting of an option to purchase the lesser of (i) that number of whole shares of Stock determined by dividing Twenty-Five Thousand Dollars ($25,000) by the Fair Market Value of a share of Stock on the Offering Date or (ii) two thousand five hundred (2,500) shares of Stock.

          (b) Half-Year Offering Period. Each Purchase Right granted on the Offering Date of a Half-Year Offering Period shall consist of an option to purchase the lesser of (i) that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a share of Stock on the Offering Date or (ii) one thousand two hundred fifty (1,250) shares of Stock.

          (c) Initial Offering Period. Each Purchase Right granted on the Offering Date of the Initial Offering Period shall consist of an option to purchase the lesser of (i) that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a share of Stock on the Offering Date or (ii) one thousand two hundred fifty (1,250) shares of Stock.

No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

      8.2 Pro Rata Adjustment of Purchase Right. Notwithstanding the provisions of Section 8.1, if the Board establishes an Offering Period (other than the Initial Offering Period) of any duration other than twelve months or six months, then (a) the dollar amount in Section 8.1 shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and (b) the share amount in Section 8.1 shall be determined by multiplying 208.33 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

      8.3 Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section 8.3 shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

9.    Purchase Price.
      --------------

      The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or
(b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.   Accumulation of Purchase Price through Payroll Deduction.
      --------------------------------------------------------

      Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

      10.1 Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first payday during an Offering) or more than fifteen percent (15%). Notwithstanding the foregoing, the Board may change the foregoing limits on payroll deductions effective as of any future Offering Date.

      10.2 Commencement of Payroll Deductions. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

      10.3 Election to Change or Stop Payroll Deductions. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company's designated office an amended Subscription Agreement authorizing such change on or before the "Change Notice Date." The "Change Notice Date" shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects, effective following the first payday of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in
Section 12.1.

      10.4 Administrative Suspension of Payroll Deductions. The Company may, in its sole discretion, suspend a Participant's payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant's Purchase Right or (b) during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant's then effective Subscription Agreement at the beginning, respectively, of (a) the next Offering Period or (b) the next Purchase Period the Purchase Date of which falls in the following calendar year, unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee.

      10.5 Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such Participant's Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

      10.6 No Interest Paid. Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan.

      10.7 Voluntary Withdrawal from Plan Account. A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company's designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the Company's receipt of the notice of withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant's Plan account, or terminate the withdrawal right provided by this Section.

11.   Purchase of Shares.
      ------------------

      11.1 Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant's payroll deductions accumulated in the Participant's Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

      11.2 Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

      11.3 Delivery of Certificates. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker designated by the Company that will hold such shares for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

      11.4 Return of Cash Balance. Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant's Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

      11.5 Tax Withholding. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

      11.6 Expiration of Purchase Right. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

      11.7 Provision of Reports and Stockholder Information to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant's Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company's common stockholders.

12.   Withdrawal from Offering or Plan.
      --------------------------------

      12.1 Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company's designated office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company's designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

      12.2 Automatic Withdrawal from an Offering. If the Fair Market Value of a share of Stock on the Offering Date of the Half-Year Offering Period commencing immediately following the first Purchase Date of the concurrent Annual Offering Period is less than the Fair Market Value of a share of Stock on the Offering Date of such concurrent Annual Offering Period, then every Participant in such concurrent Annual Offering Period automatically shall be (a) withdrawn from the concurrent Annual Offering Period after the acquisition of shares of Stock on the Purchase Date and (b) enrolled in the new Half-Year Offering Period effective on its Offering Date. A Participant may elect not to be automatically withdrawn from an Annual Offering Period pursuant to this Section 12.2 by delivering to the Company's designated office not later than the close of business on Offering Date of the new Half-Year Offering Period a written notice indicating such election.

      12.3 Return of Payroll Deductions. Upon a Participant's voluntary withdrawal from the Plan pursuant to Sections 12.1 or automatic withdrawal from an Offering pursuant to Section 12.2, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares of Stock (except, in the case of an automatic withdrawal pursuant to Section 12.2, for an amount necessary to purchase an additional whole share as provided in Section 11.4) shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant's interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.   Termination of Employment or Eligibility.
      ----------------------------------------

      Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately. In such event, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14.   Change in Control.
      -----------------

      14.1 Definitions.

           (a) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party;
(iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

           (b) A "Change in Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

      14.2 Effect of Change in Control on Purchase Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may assume the Company's rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Purchase Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.   Nontransferability of Purchase Rights.
      -------------------------------------

      Neither payroll deductions credited to a Participant's Plan account nor a Participant's Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.   Compliance with Securities Law.
      ------------------------------

      The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.   Rights as a Stockholder and Employee.
      ------------------------------------

      A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

18.   Legends.
      -------

      The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a

Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

      "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE)."

19.   Notification of Disposition of Shares.
      -------------------------------------

      The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

20.   Notices.
      -------

      All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.   Indemnification.
      ---------------

      In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

22.   Amendment or Termination of the Plan.
      ------------------------------------

      The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state or foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

      IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Inprise Corporation 1999 Employee Stock Purchase Plan as duly adopted by the Board May 5, 1999.



                                    /s/ JoAnne Butler
                                    -----------------
                                    Secretary

[X] Please mark votes
    as in this example

This proxy when properly executed will be voted in the manner directed below. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3 and
4. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.


------------------------------------------------------------------------------------------------------------------------------------
                              The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3 and 4.
------------------------------------------------------------------------------------------------------------------------------------
1.  Election of Directors: To elect two                                 2.  To approve an amendment to the
    Class 1 directors to serve for a            FOR      WITHHELD           Inprise Corporation 1997          FOR  AGAINST  ABSTAIN
    three-year term.                            [_]        [_]              Employee Stock Option Plan.       [_]    [_]     [_]
    C. Robert Coates and Stephen J. Lewis
                                                                        3.  To approve the Inprise
    (To withhold authority to vote for any                                  Corporation 1999 Employee         FOR  AGAINST  ABSTAIN
    individual nominee named above, check the                               Stock Purchase Plan.              [_]    [_]     [_]
    "FOR" box above and write that nominee's
    name on the line below.)                                            4.  To ratify the appointment of
                                                                            PricewaterhouseCoopers LLP as     FOR  AGAINST  ABSTAIN
    ------------------------------------------                              independent auditors.             [_]    [_]     [_]

                                                                                Date:                                        , 1999
                                                                                     ----------------------------------------

                                                                                ---------------------------------------------------

                                                                                ---------------------------------------------------
                                                                                Signature(s)

                                                                                IMPORTANT: Please sign exactly as name(s) appear(s)
                                                                                hereon. If you are acting as attorney-in-fact,
                                                                                corporate officer or in a fiduciary capacity in
                                                                                which you are signing.

                              INPRISE CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders on June 4, 1999

P The undersigned hereby appoints JoAnne M. Butler and Jay Leite, and each of them, with full power of substitution, as the proxy or proxies of the
R undersigned to vote all shares of Common Stock and Series B Convertible Preferred Stock of Inprise Corporation which the undersigned is entitled to
O vote at the Annual Meeting of Stockholders of Inprise Corporation to be held on June 4, 1999 at 10:00 a.m., and at any postponements and
X adjournments thereof, with all powers that the undersigned would have if personally present thereat.
Y

              IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE

                                                              ------------------
                                                               SEE REVERSE SIDE
                                                              ------------------